Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


             Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month April 2003



5.2(a)(i) on an aggregate basis:

                  Class A Monthly Principal                                                 0.00

                  Class B Monthly Principal                                                 0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Principal                                                 0.00

                  Class B Monthly Principal                                                 0.00

5.2(a)(ii) on an aggregate basis:

                  Class A Monthly Interest                                            263,333.33

                  Class B Monthly Interest                                                  0.00
                                               ------------

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Interest                                                  1.32

                  Class B Monthly Interest                                                  0.00


5.2(a)(iii)  Collections of Principal Receivables allocated to Class A                      0.00

             Collections of Principal Receivables allocated to Class B                      0.00


5.2(a)(iv)   Collections of Finance Charge Receivables allocated to Class A         3,553,665.57

             Collections of Finance Charge Receivables allocated to Class B         1,061,484.52



5.2(a)(v)    Principal Receivables (beginning of month)                         1,267,488,073.46
                  Gross Credit Sales                                              194,713,505.81
                  Principal Payments                                             (182,473,782.48)
                  Returns                                                         (27,769,357.92)
                  Principal Defaults                                               (9,434,143.14)
                  Ineligible Principal Receivables                                          0.00
                  Actual Misc. Adjustments                                                  0.00

             Principal Receivables (end of month)                               1,242,524,295.73

             Total Portfolio Recoveries
                  Gross Recoveries                                                  1,790,166.41
                  Recoveries Net of Expenses                                        1,098,616.07

             Total Portfolio Finance Charge Collections
                  Finance Charge Collections                                       21,422,527.55
                  Finance Charge Collections with Recoveries                       22,521,143.62

             Investor Interest                                                    259,740,260.00

             Adjusted Investor Interest                                           259,740,260.00

                  Class A Investor Interest                                       200,000,000.00

                  Class A Adjusted Investor Interest                              200,000,000.00

                  Class B Investor Interest                                        59,740,260.00

             Floating Investor Percentage                                                  20.49%

                  Class A Floating Allocation                                              77.00%

                  Class B Floating Allocation                                              23.00%

             Fixed Investor Percentage                                                        N/A

                  Class A Fixed Allocation                                                    N/A

                  Class B Fixed Allocation                                                    N/A


5.2(a)(vi)   Delinquent Accounts

                  30-59 Days Delinquent                                             43,503,825.00

                  60-89 Days Delinquent                                             15,494,294.00

                  90 + Days Delinquent                                              33,183,333.00


5.2(a)(vii)  Aggregate Investor Default Amount                                       1,933,293.77

                  Class A Investor Default Amount                                    1,488,636.20

                  Class B Investor Default Amount                                      444,657.57


5.2(a)(viii) on an aggregate basis:

                  Class A Investor Charge-Offs                                               0.00


                  Class B Investor Charge-Offs                                               0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                                               0.00

                  Class B Investor Charge-Offs                                               0.00


5.2(a)(ix) on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                                    0.00

                  Class B Investor Charge-Offs reimbursed                                    0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                                    0.00

                  Class B Investor Charge-Offs reimbursed                                    0.00


5.2(a)(x) on an aggregate basis:

                  Class A Servicing Fee                                                333,333.33

                  Class B Servicing Fee                                                      0.00


5.2(a)(xi)   Portfolio Yield                                                                12.39%


5.2(a)(xii)  Reallocated Class B Principal Collections                                       0.00


5.2(a)(xiii) Class B Investor Interest                                              59,740,260.00


5.2(a)(xiv)  LIBOR for Interest Period                                                    1.31000%


5.2(a)(xv)   Principal Funding Account Balance                                               0.00


5.2(a)(xvi)  Accumulation Shortfall                                                          0.00


5.2(a)(xvii) Principal Funding Account Investment Proceeds                                   0.00

5.2(a)(xviii)Principal Funding Investment Shortfall                                          0.00


5.2(a)(xix) on an aggregate basis:

                  Class A Available Funds                                            3,553,665.57


5.2(a)(xx)   Class A Certificate Rate                                                     1.58000%


             Other items

                  Number of Accounts (beginning of month)                               2,342,725
                  Number of Accounts (end of month)                                     2,281,177

                  Collateral Performance

                       Total Payment Rate                                                   16.17%

                       Portfolio Yield (Gross)                                              21.32%

                       Excess Spread (current month)*                                        9.63%
                       Excess Spread (previous month)                                        8.47%
                       Excess Spread (2 months previous)                                     9.52%
                       ----------------------------------------------------------------------------
                       Excess Spread (3 month rolling Average)                               9.21%

                       * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                       Defaults                                                              8.93%

                       30-59 Days Delinquent                                                 3.43%
                       60-89 Days Delinquent                                                 1.22%
                       90 + Days Delinquent                                                  2.62%
                       ----------------------------------------------------------------------------
                       Total Delinquent                                                      7.27%

                       Principal Payment Rate                                               14.40%

                       Pool Balance in $MM (end of month)                                   1,243

                       Seller Percent                                                       79.51%

                  Series Performance Trigger (as defined in Pooling and Servicing Agreement)

                       Net Portfolio Yield (current month, net of Charge-offs)              12.39%
                       Net Portfolio Yield (previous month)                                 11.16%
                       Net Portfolio Yield (2 months previous)                              12.18%
                       -----------------------------------------------------------------------------
                       Net Portfolio Yield (3 month rolling average)                        11.91%

                       Base Rate (current month)                                             3.58%
                       Base Rate (previous month)                                            3.50%
                       Base Rate (2 months previous)                                         3.45%
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                       Base Rate (3 month rolling average)                                   3.51%

                       Spread to Base Rate (current month)                                   8.81%
                       Spread to Base Rate (previous month)                                  7.66%
                       Spread to Base Rate (2 months previous)                               8.73%
                       -----------------------------------------------------------------------------
                       Spread to Base Rate (3 month rolling average)                         8.40%

                       Base Rate > Portfolio Yield (3 month rolling average)                   No



                                                        Dillard National Bank
                                                            as Servicer


                                                     By:_______________________

                                 Title:Cashier

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                            DILLARD CREDIT CARD MASTER TRUST I
   ----------------------------------------------------------------------------


                        Dillard Asset Funding Company, Transferor
                             Dillard National Bank, Servicer

                                     Series 2002-2


          Monthly Series 2002-2 Certificateholders' Statement


                      Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


          For the Period April 2003


                                                                 Class A            Class B            Class C               Total


          Section 5.2 - Supplement

(a)(i)    Monthly Principal Distributed                                -                  -                   -               -

(a)(ii)   Monthly Interest Distributed per $1,000                      3.17               -                   -               3.17
                     Deficiency Amounts                                -                  -                   -               -
                     Additional Interest                               -                  -                   -               -
                     Accrued and Unpaid Interest                       -                  -                   -               -

(a)(iii)  Collections of Principal Receivables                29,075,453.04        2,438,558.25    6,002,702.29      37,516,713.57

(a)(iv)   Collections of Finance Charge Receivables            3,553,665.58          298,045.93      733,663.43       4,585,374.95

(a)(v)    Aggregate Amount of Principal Receivables          196,060,905.29       16,443,628.13   40,477,279.73     252,981,813.15
                                  Investor Interest          200,000,000.00       16,774,000.00   41,290,516.00     258,064,516.00
                                  Adjusted Interest          200,000,000.00       16,774,000.00   41,290,516.00     258,064,516.00
                     Floating Investor Percentage                    15.78%               1.32%           3.26%              20.36%
                     Fixed Investor Percentage                   N/A                    N/A             N/A            N/A

(a)(vi) Receivables Delinquent (As % of Total Receivables)
                     Current                       92.58%                                                         1,150,340,837.73
                     30 to 59 days                  3.50%                                                            43,505,825.00
                     60 to 89 days                  1.25%                                                            15,494,294.00
                     90 or more days                2.67%                                                            33,183,333.00
                     Total Receivables                                                                              242,524,289.73


(a)(vii) Investor Default Amount per $1,000                            7.44                0.62            1.54               9.60

(a)(viii)Investor Charge-Offs                                     N/A                    N/A             N/A            N/A

(a)(ix)  Reimbursed Investor Charge-Offs                          N/A                    N/A             N/A            N/A

          Section 5.2 - Supplement (Continued)



                                                                   Class A             Class B         Class C              Total


(a)(x)     Servicing Fee                                         333,333.33           27,956.67       68,817.53         430,107.53

(a)(xi)    Portfolio Yield                                                                                                   12.39%

(a)(xii)   Reallocated Monthly Principal                                  -                   -               -                  -

(a)(xiii)  Closing Investor Interest                         200,000,000.00       16,774,000.00   41,290,516.00     258,064,516.00

(a)(xiv)   Principal Funding Account Balance                                                                                     -

(a)(xv)    Accumulation Shortfall                                                                                                -

(a)(xvi)   Principal Funding Investment Proceeds                                                                                 -

(a)(xvii)  Principal Investment Funding Shortfall                                                                                -

(a)(xviii) Available Funds                                     3,553,665.58          298,045.93      733,663.43       4,585,374.95

(a) (xix)  Certificate Rate                                            3.80%               0.00%           0.00%


           Additional Information



           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 4/01/2003                                                                          1,267,488,067.46
           Credit Purchases                                                                                         194,713,505.81
           Credit Returns                                                                                           (27,769,357.92)
           Collections                                                                                             (204,994,926.10)
           Finance Chgs & Late Fees                                                                                  22,521,143.62
           Charge-offs                                                                                               (9,434,143.14)
           Accounts Purchased / Sold                                                                                             -


                                                                                                     -----------------------------
           Ending Balance - 4/30/2003                                                                             1,242,524,289.73
                                                                                                     =============================


           Total Interest to be Distributed
                                                                                                                        633,333.33
                                                                                                     =============================



           Dillard National Bank, as Servicer

           By:
                  -------------------------

                  James P. Turk
                  Cashier